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                                                                                                        EXHIBIT 11

                                                  STIRLING COOKE BROWN HOLDINGS LIMITED

                                  STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER ORDINARY SHARE

                               (Expressed in thousands of United States Dollars, except per share data)




                                                           As of or for the three months ended March 31,

                                                    2000                                    2001
                                     -------------------------------------   ------------------------------------
                                     Continuing   Discontinued               Continuing   Discontinued
                                     operations   operations     Total       operations   operations     Total
                                     ----------   ------------ -----------   ----------   -----------  ----------

Net loss..........................   $     (770)  $     (252)  $   (1,022)   $   (1,520)  $     (409)  $   (1,929)
                                     ===========  ===========  ===========   ===========  ===========  ==========
BASIC
Number of shares:
Weighted average number of
  ordinary shares outstanding....     9,863,372    9,863,372    9,863,372     9,963,372    9,963,372    9,963,372
Weighted average treasury shares
  held...........................      (443,400)    (443,400)    (443,400)     (443,400)    (443,400)    (443,400)
                                     -----------  -----------  ----------    -----------  -----------  ----------

                                      9,419,972    9,419,972    9,419,972     9,519,972    9,519,972    9,519,972
                                     ===========  ===========  ==========    ===========  ===========  ==========

Net loss per share................   $    (0.08)  $    (0.03)  $    (0.11)   $    (0.16)  $    (0.04)  $    (0.20)
                                     ===========  ===========  ==========    ===========  ===========  ==========

DILUTED
Number of shares:
Weighted average number of
   ordinary shares outstanding....    9,863,372    9,863,372    9,863,372     9,963,372    9,963,372    9,963,372
Weighted average treasury shares
   held...........................     (443,400)    (443,400)    (443,400)     (443,400)    (443,400)    (443,400)

                                      9,419,972    9,419,972    9,419,972      9,519,972    9,519,972   9,519,972
                                     ===========  ===========  ==========    ===========  ===========  ==========
Net loss per share assuming
   dilution.......................   $    (0.08)  $    (0.03)  $    (0.11)   $    (0.16)  $    (0.04)  $    (0.20)
                                     ===========  ===========  ==========    ===========  ===========  ==========
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